UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2023

Harsco Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor
Philadelphia
Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(267) 857-8715
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2023, Harsco Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved Amendment No. 3 (“Amendment No. 3”) to the 2013 Equity and Incentive Compensation Plan (the “2013 Plan”), which was approved by the Company’s Board of Directors on February 25, 2023.

Amendment No. 3 modifies the 2013 Plan to: (1) increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 2,207,000 Shares, increasing the total number of Shares under the 2013 Plan from 9,870,000 to 12,077,000, with a corresponding increase in the total number of shares that may be issued or transferred upon the exercise of incentive stock options from 9,870,000 to 12,077,000; (2) increase the total number of Shares issuable in connection with “full value awards” (awards other than stock options, SARs or other awards for which the holder pays the intrinsic value existing as of the date of grant) from 6,519,000 Shares to 8,088,000 Shares (an increase of 1,569,000); and (3) extend the term of the 2013 Plan by five years until April 19, 2028. The outstanding awards under the 2013 Plan continue to remain outstanding in accordance with their terms. The foregoing description of Amendment No. 3 is qualified in its entirety by reference to the full text of Amendment No. 3, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders elected all nine of the Board of Director nominees to serve as Directors until the 2024 Annual Meeting of Stockholders and ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2023. The Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers and the frequency of advisory votes on compensation of the Company’s named executive officer, and approved Amendment No. 3 to the 2013 Plan.
As of the record date, there were 79,496,254 Common Shares outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 71,384,049.772137 shares, or approximately 89.80% of the outstanding Common Shares entitled to vote, were represented in person or by proxy. Those shares were voted as follows:

1.	The following individuals were nominated in 2023 to serve as Directors until the 2024 Annual Meeting of Stockholders. All nominees were elected. The results of the vote were as follows:

Name	Votes For	Votes Against	Abstained	Broker Non-Votes
J.F. Earl	64,479,741	1,564,687	126,972	5,212,649
K.G. Eddy	64,508,794	1,550,424	112,184	5,212,649
D.C. Everitt	60,514,086	5,530,377	126,939	5,212,649
F.N. Grasberger III	64,106,340	1,947,876	117,184	5,212,649
C.I. Haznedar	62,417,092	3,628,249	126,060	5,212,649
T.M Laurion	65,608,424	422,640	140,336	5,212,649
E.M. Purvis, Jr.	64,173,096	1,867,741	130,563	5,212,649
J. S. Quinn	64,913,483	1,116,897	141,020	5,212,649
P.C. Widman	64,543,277	1,497,723	130,400	5,212,649

2.	The appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2023, was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
69,694,928	1,573,539	115,583

3.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,467,212	2,546,885	157,303	5,212,649

4.	The Company’s stockholders approved, on an advisory basis, the frequency of advisory votes on compensation of the Company’s named executive officers. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
63,524,734	67,257	2,462,409	117,000	5,212,649

5.	The Company’s stockholders approved an Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan of the Company. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,426,480	2,356,824	388,096	5,212,649
A copy of the press release, dated April 19, 2023, announcing the results of the Annual Meeting of Stockholders, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.
Exhibit 99.1	Press Release dated April 19, 2023 announcing results of Annual Meeting of Stockholders.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation

Date: April 25, 2023	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary